Exhibit 11.1

September 15, 2026

To the Board of Directors of Goa Therapeutics Corporation,

We hereby consent to the use of our Auditors’ Reports on the financial statements of Goa Therapeutics Corporation (the “Company”) in the Company’s Offering Statement on Form 1-A, as follows:

1. Our Auditors’ Report dated July 2, 2026, on the balance sheet of the Company as of December 31, 2025 and December 31, 2024, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements; and

2. Our Auditors’ Report dated September 14, 2026, on the balance sheet of the Company as of June 30, 2026, and the related statements of income, changes in stockholders’ equity, and cash flows for the six-month period then ended, and the related notes to the financial statements.

We also consent to the application of such reports to the financial information in the Company’s Form 1-A, when such financial information is read in conjunction with the financial statements referred to in our reports.

Best,

/s/ Alice.CPA LLC

Alice.CPA LLC

Robbinsville, New Jersey

September 15, 2026